EXHIBIT 25

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER

THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Avenue Minneapolis, MN	55402
(Address of principal executive offices)	(Zip Code)

Seth Dodson

U.S. Bank National Association

950 17th Street, 12th Floor

Denver, CO 80202

Telephone (303) 585-4591

(Name, address and telephone number of agent for service)

J. C. Penney Corporation, Inc., Issuer

(Exact name of Registrant as specified in its charter)

Delaware	13-5583779
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

J. C. Penney Company, Inc., Co-obligor

(Exact name of Registrant as specified in its charter)

Delaware	26-0037077
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6501 Legacy Drive Plano, Texas	75024
(Address of Principal Executive Offices)	(Zip Code)

Debt Securities

(Title of the Indenture Securities)

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

Neither the Issuer nor the Co-obligor is an affiliate of the Trustee.

Items 3-15	The Trustee is a Trustee under other Indentures under which securities issued by the obligor are outstanding. There is not and there has not been a default with respect to the securities outstanding under other such Indentures.

Item 16	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business.*

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4.	A copy of the existing bylaws of the Trustee.*

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of December 31, 2006 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

* Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City and County of Denver, State of Colorado on the 24th day of April, 2007.

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Seth Dodson
Seth Dodson, Vice President

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: April 24th, 2007

By:	/s/ Seth Dodson
Seth Dodson, Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 12/31/2006

($000’s)

12/31/2006
Assets
Cash and Due From Depository Institutions	$8,644,951
Securities	39,699,269
Federal Funds	3,512,083
Loans & Lease Financing Receivables	141,159,825
Fixed Assets	2,300,043
Intangible Assets	12,048,875
Other Assets	10,437,280

Total Assets	$217,802,326

Liabilities
Deposits	$135,903,121
Fed Funds	12,316,778
Treasury Demand Notes	0
Trading Liabilities	139,984
Other Borrowed Money	33,217,524
Acceptances	0
Subordinated Notes and Debentures	7,384,026
Other Liabilities	6,677,926

Total Liabilities	$195,639,359

Equity
Minority Interest in Subsidiaries	$1,544,842
Common and Preferred Stock	18,200
Surplus	11,976,937
Undivided Profits	8,622,988

Total Equity Capital	$22,162,967

Total Liabilities and Equity Capital	$217,802,326

To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correct.

U.S. Bank National Association

By:	/s/ Seth Dodson
Seth Dodson, Vice President

Date: April 24th, 2007